EXHIBIT 99.1

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

November 17, 2008

8:00 am CT

Coordinator:

Welcome and thank you for standing by. All participants are in a listen-only mode until the question and answer session. If you would like to ask a question, please press star 1.

I would now like to turn the call over to Mr. S. Daniel Ponce. Sir you may begin.

Danny Ponce:

Good morning. Thank you. And before we get started, I apologize for the cold that I have, but I will bang through this as best I can.

Good morning. I'd like to welcome everyone to the Imperial Industries investor conference call. The purpose of this conference call is to discuss recent corporate developments relative to Friday's third quarter 2008 earnings release. The third quarter results were released on Friday, November 14, 2008 after the market closed.

If for some reason you have not received a copy of the news release, you may obtain a copy from the Company's Web site, www.imperialindustries.com.

In addition, the Company refers you to its most recent Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008 for a more in-depth discussion of matters related to the Company's financial performance for the three months and nine months ended September 30, 2008.

On the call today, we have myself, the Company's Chairman of the Board S. Daniel Ponce, as well as the Company's Executive Vice President and Chief Operating Officer, Howard L. Ehler, Jr., and Steven Healy, the Company's Chief Financial Officer. I will provide a brief overview of the Company and then we'll turn the call over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, we will entertain questions.

Before we get started, I would like to remind you that this conference call may contain forward-looking statements regarding future events or the future financial performance of the Company, including without limitation, growth opportunities and other statements that refer to the Company's plans, prospects, expectations, strategies, intentions, and beliefs.

These forward-looking statements are based upon the information available to the Company's management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company's future performance involves many risks, uncertainties, and assumptions that are difficult to predict. The Company's actual results may vary. Please refer to the cautionary statements regarding such matters included in the Company's most recent Form 10-Q and our other public filings filed with the Securities and Exchange Commission.

At this time, I would like to provide a brief statement regarding the Company's performance and then turn then discussion over to Mr. Ehler. We are continuing to take action to adjust our operations and reduce costs to improve our liquidity. The unprecedented economic conditions prevalent in the general economy and its effect on a deteriorating construction market indicate the recovery of our market is not likely in the short term.

As part of our cost reduction plan, we closed an under-performing distribution facility in Norcross, Georgia in September and will complete the closure of an additional poorly performing facility in Tampa, Florida in November. That was also a distribution facility. We expect to retain a significant portion of the sales to the Tampa market, particularly sales of our products manufactured at our Winter Springs, Orlando manufacturing plant, by servicing our customers from that facility.

To gain additional liquidity, in November we completed the sale of our Winter Springs, Florida property as part of a sale-leaseback transaction and obtained additional mortgage financing on our Tampa real estate. We generated aggregate cash proceeds of approximately $935,000 from both transactions.

In addition, we recently received an offer, which has been accepted, from the Mississippi Department of Transportation to purchase our Gulfport, Mississippi facility. This sale will provide approximately $2.4 million in net cash to the Company and is expected to be received by the end of 2008 or early 2009. The Company will continue to operate a distribution facility in Gulfport, Mississippi and has begun to search for a new site. The cost of relocating within the Gulfport area will be borne by the Mississippi Department of Transportation and is not expected to have a disruptive effect on that facility's operations.

We continue to evaluate the structure of our operations and expect to take further steps as necessary to reduce costs and preserve liquidity and better position the Company when construction markets eventually recover.

Now I would like to turn the discussion over to Howard Ehler so he can discuss the actual financial performance of the Company in the third quarter 2008. Howard.

Howard Ehler:

Thank you, Danny. I would like to briefly provide the financial highlights for the third quarter ended September 30, 2008.

Net sales for the third quarter ended September 30, 2008 were $11,182,000 compared to $13,834,000 in the same period in 2007. For the third quarter ended September 30, 2008, the Company had a net loss of $1,810,000, or $.72 per diluted share, compared to a net loss of $72,000, or $.03 per diluted share, in the same period in 2007.

Net sales for the nine months ended September 30, 2008 were $32,157,000, compared to $43,941,000 for the same period in 2007. The Company realized a net loss for the nine months ended September 30, 2008 of $4,596,000, or $1.83 per diluted share, compared to net income of $157,000, or $.06 per diluted share, for the same period of 2007.

The extreme downturn in construction activity that started in the third quarter of 2006 in the Southeast United States, the Company's primary trade area, has continued to further deteriorate through the third quarter of 2008. The depressed economic conditions in the construction industry has resulted in more intense competition for less business and had a significant adverse effect on the Company's sales and gross margins during the 2008 third quarter and nine-month period.

Danny Ponce:

Thank you, Howard. I would like to express our appreciation for the continued support of our shareholders, customers, vendors, and employees. At this time we will open the call to any of your questions. In order to ask a question, callers need to hit star 1 and you'll be queued up and advised when to speak. Thank you so much for participating on the call today and we await your questions. (Kelly).

Coordinator:

Once again, I'd just like to inform all participants that this conference call is being recorded. If you have any objections, you may disconnect at this time. And to ask a question, please press star 1.

You have a question from (Dennis Recker). Your line is open.

(Dennis Recker):

Yeah, hi. The quarter didn't sound so good, but it looks like you guys are trying to make some improvements in cash flow.

Danny Ponce:

Yeah (Dennis), tell me where you are from.

(Dennis Recker):

From Lansing, Michigan.

Danny Ponce:

East Lansing.

(Dennis Recker):

Yes.

Danny Ponce:

Congratulations on Michigan State.

(Dennis Recker):

Yes, we're having a better year this year for a change.

Danny Ponce:

You've got a big game Saturday against Penn State.

(Dennis Recker):

Yeah, well we're hoping for a miracle.

Danny Ponce:

Yeah. No, (I wouldn't go that far). I think it's going to be a good game.

(Dennis Recker):

Yeah. Okay, I've got a question for you on the sale of the property in Mississippi.

Danny Ponce:

Okay.

(Dennis Recker):

Gulfport, Mississippi.

Danny Ponce:

Yes.

(Dennis Recker):

Okay, do you know what the book value of that is or what you're (carrying it) on the books?

Danny Ponce:

Howard, do you know?

Howard Ehler:

Yes, well I'll give you approximately. I don't know exactly. Steve might have a better, more concise answer, but it's around - I would say around $850,000 or in the nature of that number.

(Dennis Recker):

Okay, so you're going to show a gain on that one anyway.

Howard Ehler:

Correct.

(Dennis Recker):

Okay, so it looks like this is going to be a slow turn from what everyone is saying. Are you seeing anything that would give you a different opinion down there?

Danny Ponce:

Dennis, the answer is no.

(Dennis Recker):

Okay.

Danny Ponce:

I mean we're - you know we're fighting the fight on a daily basis.

(Dennis Recker):

Yeah.

Danny Ponce:

You know a lot of you on the call don't, know us historically, but Howard Ehler, and myself, and one of our other directors, Lisa Brock, got involved in this Company as active management in 1988. The Company was doing $6 million in sales. It had two facilities and operating losses were $8 million or $9 million in the year before we took it over.

(Dennis Recker):

Yeah.

Danny Ponce:

We have grown it to what it is and we're very proud of what we've done.

(Dennis Recker):

Yeah.

Danny Ponce:

This economy has been devastating to not only our industry, but to a lot of industries in Florida.

(Dennis Recker):

For everyone. Yeah, okay. Okay.

Danny Ponce:

And our goal right now is survival, which I think we've accomplished. The liquidity that we're putting into the business by virtue of the refund we got from the IRS earlier this year, by virtue of the sale-leaseback transaction of Winter Springs facility, by the upcoming sale of this property to the Mississippi Department of Transportation, by some other future transactions that we're engaging in. Like for example, we have our Tampa facility listed for sale. All of these things are creating liquidity for the business.

(Dennis Recker):

Okay.

Danny Ponce:

As we stated in the report here, margins have continued to drop. Gross margins continue to drop because there's less and less business and there's more and more people fighting for the same amount of business.

(Dennis Recker):

Oh, I understand that.

Danny Ponce:

We feel good in our market areas. We feel good. We're remaining very competitive with the customers that exist out there, and we're going to continue to fight the fight. Our goal is to be here when this thing turns around and we will be here.

(Dennis Recker):

Okay, very good. I appreciate your answers and hang in there guys.

Danny Ponce:

All right, thank you Dennis. Go Spartans.

(Dennis Recker):

Yeah, thank you.

Coordinator:

Once again, if you would like to ask a question, please press star 1. We have no further questions at this time.

Danny Ponce:

All right, well then we'll stand adjourned. Thank you so much for participating and obviously as always, we appreciate your support and your interest. Thank you. Everybody have a good day. (See you).

Coordinator:

Thank you for participating in today's conference, you may disconnect at this time.

END

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